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                                                                    EXHIBIT 99.1

                            INNOVASIVE DEVICES, INC.
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 11, 2000

     The undersigned stockholder of Innovasive Devices, Inc. ("Innovasive"), revoking all prior proxies, hereby appoints Joseph S. Orban and Steven M. Rosenberg, or any of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of Innovasive which the undersigned is entitled to vote at the special meeting of stockholders to be held on Friday, February 11, 2000 at 10:00 a.m., local time, at the offices of Choate, Hall & Stewart, Exchange Place, 53 State Street, Boston, Massachusetts, upon matters set forth in the Notice of Special Meeting of Stockholders dated January 10, 2000 and the related proxy statement/prospectus, copies of which have been received by the undersigned, and in their discretion upon any adjournment of the meeting or upon any other business that may properly be brought before the meeting by the Innovasive board of directors. Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INNOVASIVE DEVICES, INC. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                             (Continued on reverse side)

                        (Please fill in the appropriate boxes on the other side)
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(Continued from other side)

                            INNOVASIVE DEVICES, INC.

[X]  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

     To adopt the Agreement and Plan of Merger and Reorganization dated as of November 8, 1999, among Johnson & Johnson, Raptor Acquisition Corp. and Innovasive Devices, Inc.

        FOR  [ ]

        AGAINST  [ ]

        ABSTAIN  [ ]

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSAL SET FORTH ABOVE, WILL BE VOTED FOR THE PROPOSAL.

DATED:             , 2000

Signature of Shareholder(s)

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     Please promptly complete, date and sign this proxy and mail it in the enclosed envelope to assure representation of your shares. No postage need be affixed if mailed in the United States. PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON THE STOCK CERTIFICATE.

     If the stockholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign the full partnership name by an authorized partner or other persons.

     Mark here if you plan to attend the meeting     [ ]